UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FAT BRANDS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38250	82-1302696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) of FAT Brands Inc., a Delaware corporation (the “Registrant”), is included under the caption “Description of Material Changes in the New Charter” contained in the definitive Information Statement on Schedule 14C filed by the Registrant with the Securities and Exchange Commission on July 20, 2021, which is incorporated herein by this reference.

The Class B Common Stock has been approved for listing on The Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbol “FATBB”.

Item 2.	Exhibits.

(a) Exhibits

Exhibit		Incorporated By Reference to
Number	Description	Form	Exhibit	Filing Date
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant, filed August 16, 2021	8-K	3.1	08/19/2021
3.2	Amended and Restated Bylaws of the Registrant, effective March 29, 2021	10-K	3.2	03/29/2021

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FAT BRANDS INC.

Date: August 19, 2021	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer

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